AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1998
                                                      REGISTRATION NO. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C. 20549
                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMBAC FINANCIAL GROUP, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  DELAWARE
       (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                 13-3621676
                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           ONE STATE STREET PLAZA
                          NEW YORK, NEW YORK 10004
                               (212) 668-0340
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              RICHARD B. GROSS
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        AMBAC FINANCIAL GROUP, INC.
                           ONE STATE STREET PLAZA
                          NEW YORK, NEW YORK 10004
                               (212) 668-0340
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

                                 COPIES TO:

         MATTHEW J. MALLOW, ESQ.               NORMAN D. SLONAKER, ESQ.
     SKADDEN, ARPS, SLATE, MEAGHER                BROWN & WOOD LLP
               & FLOM LLP                       ONE WORLD TRADE CENTER,
            919 THIRD AVENUE                           57TH FLOOR
          NEW YORK, NEW YORK 10022             NEW YORK, NEW YORK 10048

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|


                      CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES     AMOUNT TO     PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
 TO BE REGISTERED     BE REGISTERED   OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION FEE
                                         PER UNIT             PRICE

Debt Securities      $250,000,000 (1)     (2)             $250,000,000 (1)        $73,750



(1) In no event will the aggregate initial offering price of the Debt Securities of Ambac Financial Group, Inc. ("Ambac") issued under this Registration Statement exceed $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies, exclusive of accrued interest, if any. If any Debt Securities are issued at an original issue discount, the principal amount of such Debt Securities shall be increased by an amount such that the aggregate initial offering price of all Debt Securities registered hereunder does not exceed $250,000,000. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[FLAG]

Information contained herein is subject to amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED JANUARY 2, 1998

Prospectus



                             BY THIS PROSPECTUS


                        AMBAC FINANCIAL GROUP, INC.

                                 may offer


                              DEBT SECURITIES


            We will provide the specific terms of securities to be offered in supplements to this Prospectus. Supplements may also add, update or change information contained or incorporated by reference in this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

                             ------------------

            These securities have not been approved by the Securities and Exchange Commission or any state securities commission. None of these organizations has determined that this Prospectus, or any accompanying Prospectus Supplement or Pricing Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

                            -------------------

            The date of this Prospectus is               , 1998.


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS. THOSE TRANSACTIONS INCLUDE OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SHORT COVERING TRANSACTIONS AND PENALTY BIDS. IF BEGUN, THEY MAY DISCONTINUE THOSE ACTIVITIES AT ANY TIME. FOR A DESCRIPTION OF THOSE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS.


                             Table of Contents

                                                                    Page

Where You Can Find Additional Information............................4

Ambac Financial Group, Inc...........................................6

Use of Proceeds......................................................7

Ratio of Earnings to Fixed Charges...................................7

Description of the Debt Securities...................................8

Plan of Distribution................................................17

Legal Opinions......................................................18

Experts.............................................................18



                 WHERE YOU CAN FIND ADDITIONAL INFORMATION

         As required by the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), Ambac Financial Group, Inc. ("Ambac" or "we") files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Rooms at (a) 450 Fifth Street, N.W., Washington, D.C. 20549; (b) Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and (c) Seven World Trade Center, New York, New York 10048. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Rooms. Ambac's SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Ambac's common stock is listed on the New York Stock Exchange and you can obtain information regarding Ambac from the Exchange at 20 Broad Street, New York, New York 10005.

         Ambac has filed a registration statement on Form S-3 with the SEC covering the securities described in this Prospectus. For further information with respect to Ambac and those securities, you should refer to our registration statement and its exhibits. We have summarized certain key provisions of contracts and other documents that we refer to in this Prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of the document. We have included copies of these documents as exhibits to our registration statement.

         The following documents, which we filed with the SEC under Section 13 of the Securities Exchange Act, are incorporated by reference in this Prospectus. This means that important disclosure about Ambac is made by referring you to specific documents that we filed with the SEC and are considered to be a part of this Prospectus.

         o Ambac's Annual Report and Form 10-K for the fiscal year ended December 31, 1996;

         o Ambac's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

         o Ambac's Current Reports on Form 8-K dated February 14, 1997 and March 12, 1997; and

         o All other reports that we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1996.


         We are also incorporating by reference into this Prospectus each of the following documents we file with the SEC after the date of this Prospectus and prior to the termination of the offering of the securities offered by this Prospectus:

         o Reports filed under Sections 13(a) and (c) of the Securities Exchange Act;

         o     Definitive proxy or information statements filed under
               Section 14 of the Securities Exchange Act in connection with any subsequent stockholders' meeting; and

         o     Any reports filed under Section 15(d) of the Securities
               Exchange Act.

         Statements in this Prospectus or in a document incorporated by reference may be modified or superseded by statements in this Prospectus, a prospectus supplement or in any other document incorporated by reference, regardless of when filed. Any modified or superseded statement does not, except as so modified or superseded, constitute a part of this Prospectus.

         You should rely only on the information contained or incorporated by reference in this Prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with any other information. You should not assume that the information in this Prospectus, an accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

         You may request copies of all documents incorporated by reference into this Prospectus (and exhibits incorporated by reference into those documents) at no cost by writing or telephoning us at the following address:

                             Richard B. Gross
           Senior Vice President, General Counsel and Secretary
                       Ambac Financial Group, Inc.
                          One State Street Plaza
                         New York, New York 10004
                              (212) 668-0340

         We are not making an offer of these securities in any state where the offer is not permitted. We are required to disclose that the Commissioner of Insurance of the State of North Carolina has not approved or disapproved the offering of securities by this Prospectus nor has the Commissioner determined the accuracy or adequacy of this Prospectus.


                       AMBAC FINANCIAL GROUP, INC.

         Ambac is a holding company that provides through its affiliates financial guarantee insurance and financial services to clients in both the public and private sectors in the U.S. and abroad. Ambac's principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"), is a leading insurer of municipal bonds and structured securities, primarily asset-backed securities (securities in which a specific pool of assets, such as residential mortgages or home equity loans, provides the funds for payments on the securities). Ambac also provides investment agreements, interest rate swaps, investment management services and electronic commerce solutions, principally to states, municipalities and their authorities, school districts, and hospitals and health organizations.

         Ambac Assurance is primarily engaged in insuring municipal and structured finance obligations and is the successor of the oldest municipal bond insurance company, which wrote the first municipal bond insurance policy in 1971. Financial guarantee insurance written by Ambac Assurance guarantees payment when due of the principal and interest on the obligation insured. In the case of default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without Ambac Assurance's consent. Ambac Assurance seeks to minimize the risk inherent in its insurance portfolio by maintaining a diverse portfolio which spreads its risk across a number of criteria, including issue size, type of bond, geographic area and obligor.

         Ambac Assurance's ability to pay claims earned a triple-A rating from national ratings agencies, including Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch Investors Service, L.P. and Nippon Investors Service, Inc. The strength of these ratings is essential to Ambac Assurance's ability to enhance the credit of obligations it insures.

         Ambac provides investment agreements and interest rate swaps to various public entities. Ambac Assurance insures these financial instruments, allowing them to benefit from Ambac Assurance's strong claims paying ratings. Municipal bond issuers use our investment agreements to invest the money they raise with their bonds until they use that money for its intended purpose. Ambac's clients use our insured interest rate swaps to reduce the interest cost of the money they borrow by locking in specific interest rates on their debt.

         Through its investment adviser and broker-dealer affiliates, Ambac provides investment advisory, cash management and administration services, primarily to school districts and local government entities to help manage their finances more effectively.

         Because Ambac is a holding company, we depend on dividends from our subsidiaries to pay dividends on our capital stock, to pay principal and interest on our indebtedness and to pay our operating expenses. A supplement to this Prospectus will discuss the limitations imposed by insurance regulators on the ability of Ambac's subsidiaries to pay dividends. We encourage you to read that discussion, and all risk factors contained in any accompanying prospectus supplement, before you invest in our securities.


                             USE OF PROCEEDS

         Unless we tell you otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of any securities offered by this Prospectus for general corporate purposes. Examples of general corporate purposes include additions to working capital of subsidiaries, acquisitions and repurchases of common stock.


                    RATIO OF EARNINGS TO FIXED CHARGES

         The following table contains our ratio of earnings to fixed charges for each of the periods indicated:


                                            NINE MONTHS
                                               ENDED
                                           SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                1997        1996       1995      1994     1993     1992
                                               ------       ----       ----      ----     ----     ----
Ratio of earnings to fixed charges.....        13.36x      17.91x     10.77x    10.14x   15.78x   12.18x

-------------

         We computed the ratio of earnings to fixed charges by dividing earnings before income taxes and extraordinary items plus fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense incurred, capitalized interest, amortization of debt expense and one-third of rental payments under operating leases (an amount deemed representative of the appropriate interest factor).


                    DESCRIPTION OF THE DEBT SECURITIES

THE SECURITIES WE MAY OFFER

         We may offer unsecured senior or subordinated debt securities in an aggregate principal amount of up to $250,000,000. A prospectus supplement will describe the specific amounts, prices and terms of any securities we offer.

         Throughout this Prospectus:

         o the term "Senior Debt Securities" refers to our unsecured senior debt securities;

         o the term "Subordinated Debt Securities" refers to our unsecured subordinated debt securities; and

         o     the term "Debt Securities" refers to Senior Debt
               Securities and Subordinated Debt Securities.

ISSUANCE OF DEBT SECURITIES UNDER INDENTURE

         Ambac will issue Debt Securities under an indenture (the indenture, as supplemented from time to time, is referred to in this Prospectus as the "Indenture"), dated as of August 1, 1991 between Ambac and The Chase Manhattan Bank, which serves as the trustee under the Indenture. A copy of the Indenture has been incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part. This Prospectus contains a summary of certain provisions of the Indenture. However, you should refer to the Indenture itself for a complete understanding of its exact provisions.

         The Indenture allows us to issue Debt Securities in an unlimited aggregate principal amount and in one or more series at various times. The specific terms of any series of Debt Securities will be established by an indenture supplemental to the Indenture or a resolution of Ambac's board of directors and may include certain terms not included in the Indenture or exclude certain terms that are contained in the Indenture. However, the specific terms of any series of Debt Securities will be described in a prospectus supplement.

TERMS

         The applicable prospectus supplement will describe the following terms of the Debt Securities of each series:

          o the title of the Debt Securities and whether they are Subordinated Debt Securities or Senior Debt Securities;

          o    any limit on the aggregate principal amount of the Debt
               Securities;

          o    the price or prices at which we will sell the Debt
               Securities;

          o    the maturity date or dates of the Debt Securities;

          o the per annum interest rate or rates, if any, on the series and the date or dates from which any such interest will accrue;

          o whether the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

          o the dates on which we will pay interest on the Debt Securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

          o the place or places where the principal of (and premium, if any) and interest on the Debt Securities will be payable;

          o if we possess the option to do so, the periods within which and the prices at which we may redeem the Debt Securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

          o    our obligation, if any, to redeem, repay or purchase
               Debt Securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the Debt Securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the Debt Securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

          o the denominations in which the Debt Securities will be issued, if other than $1,000 and integral multiples of $1,000;

          o the portion or methods of determining the portion of the principal amount of the Debt Securities which we must pay upon the acceleration of the maturity of the Debt Securities in connection with an Event of Default (as described below), if other than the full principal amount;

          o the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the Debt Securities, if not United States dollars;

          o provisions, if any, granting special rights to holders of the Debt Securities upon the occurrence of specified events;

          o any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of Debt Securities, and whether or not such Events of Default or covenants are consistent with those contained in the Indenture;

          o the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the Debt Securities;

          o whether any of the Debt Securities will be issued in global form and, if so, the terms and conditions upon which global Debt Securities may be exchanged for certificated Debt Securities;

          o    the depositary for global or certificated Debt Securities;

          o any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the Debt Securities; and

          o any other terms of the Debt Securities consistent with the provisions of the Indenture.


SUBORDINATION

         The prospectus supplement relating to any offering of Subordinated Debt Securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of Ambac.

         Under the Indenture, "Senior Indebtedness" means all notes or other unsecured evidences of our indebtedness, whether outstanding on the date of the Indenture or created, assumed or incurred at a later date, for money we borrow (including all indebtedness of any other person for money borrowed which we guarantee) not expressed to be subordinate or junior in right of payment to any other of our indebtedness.

         Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities.

         If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the Subordinated Debt Securities, whether in cash, securities or other property, to any holder of Subordinated Debt Securities:

         o any insolvency, bankruptcy, receivership, liquidation, reorganization, or other similar case or proceeding relating to us, our creditors or our assets;

         o any proceeding for the liquidation, dissolution or other winding-up of Ambac, voluntary or involuntary, whether or not involving insolvency or bankruptcy;

         o     any general assignment by us for the benefit of creditors; or

         o     any other marshaling of our assets or liabilities.

         In such event, any payment or distribution under the Subordinated Debt Securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the Subordinated Debt Securities is received by any holder of any Subordinated Debt Securities in contravention of any of the terms of the Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

         The Indenture does not limit the issuance of additional Senior Indebtedness.

         Because we are a holding company, our rights and the rights of our creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourself be a creditor with recognized claims against the subsidiary.

RESTRICTIVE COVENANTS

         Unless we tell you otherwise in an accompanying prospectus supplement, the following restrictive covenants shall apply to each series of Senior Debt Securities:

         1. Limitation on Liens. So long as any Debt Securities are outstanding, neither Ambac nor any of its subsidiaries will create, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of Ambac Assurance, any successor to the business of Ambac Assurance which is also a subsidiary of Ambac or any corporation (other than Ambac) having direct or indirect control of Ambac Assurance or any such successor. However, this restriction will not apply if the Debt Securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

         2. Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any Debt Securities are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and sales of assets, neither Ambac nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock of Ambac Assurance, any successor to the business of Ambac Assurance which is also a subsidiary of Ambac or any corporation (other than Ambac) having direct or indirect control of Ambac Assurance or any such successor, except for:

         o a sale or other disposition of any of such stock to a wholly-owned subsidiary of Ambac or of such subsidiary;

         o a sale or other disposition of all of such stock for at least fair value (as determined by Ambac's board of directors acting in good faith); or

         o a sale or other disposition of any of such stock for at least fair value (as determined by Ambac's board of directors acting in good faith), if, after such transaction, Ambac and its subsidiaries would own more than 80% of the issued and outstanding voting stock of Ambac Assurance or any such successor.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         Under the Indenture, so long as any Debt Securities are outstanding, we may not consolidate or merge with another corporation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety to another person, unless:

         o the successor or purchaser is a corporation organized under the laws of the United States, any state within the United States or the District of Columbia;

         o the successor or purchaser expressly assumes our obligations under the Indenture and the Debt Securities; and

         o immediately after the transaction, no Event of Default, and no event which, if notice was given and/or a certain period of time passed, would become an Event of Default, shall exist.

         Except as described above, neither the Indenture nor the Debt Securities contain "event risk" or similar provisions intended to protect you if we become involved in a merger or other significant corporate event.

EVENTS OF DEFAULT

         Unless we tell you otherwise in an accompanying prospectus supplement, the following shall constitute "Events of Default" under the Indenture with respect to each series of Debt Securities:

          o our failure for 30 days to pay any interest on any Debt Security of such series when due;

          o our failure to pay principal (or premium, if any) on any Debt Security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

          o our failure to perform any of our covenants with respect to such Debt Securities for 60 days after we receive notice of such failure;

          o certain defaults with respect to our debt (other than the Debt Securities or non-recourse debt) in an aggregate principal amount in excess of $10,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

          o certain events of bankruptcy, insolvency or reorganization of Ambac, Ambac Assurance or any successor to the business of Ambac Assurance which is also a subsidiary of Ambac.

         We are required to file with the trustee each year a written statement as to our compliance with certain of our obligations under the Indenture.

REMEDIES

         If an Event of Default resulting from the failure to pay interest or principal (or premium, if any) on the Debt Securities of any series exists, either the trustee or the holders of 25% in aggregate principal amount of outstanding Debt Securities of such series may declare the principal of all the outstanding Debt Securities of that series and all accrued interest on those Debt Securities immediately due.

         If one of the other Events of Default exists, either the trustee or the holders of 25% in aggregate principal amount of the outstanding Debt Securities of all existing series (voting together as one class) may declare the principal of all the outstanding Debt Securities of all series and all accrued interest on those Debt Securities immediately due.

         Under certain conditions these declarations may be annulled and defaults which have been cured may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the affected series (voting separately) or of all series (voting together as one class), whichever was required to make the declaration in the first place.

         Before the principal of the Debt Securities of any series is declared immediately due as described above, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the affected series (voting separately) or of all series (voting together as one class), depending on the nature of the Event of Default, may waive any Event of Default other than an Event of Default:

         o resulting from a failure to pay principal of (and premium, if any) or interest on any of the Debt Securities or

         o in respect of a provision of the Indenture which cannot be modified without the consent of the holder of each Debt Security affected by the modification.

         If an Event of Default occurs, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series (voting separately) or of all series (voting together as one class), depending on the nature of the proceeding, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. However, unless the Indenture requires otherwise, the trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of holders of Debt Securities unless such holders offer reasonable indemnity to the trustee.

DEFEASANCE AND COVENANT DEFEASANCE

         We may, at our option, irrevocably deposit with the trustee money and/or United States government obligations in an amount that would be sufficient to pay the principal of (and premium, if any) and interest on the Debt Securities of a series when each payment becomes due. If we do so, we may then elect to be discharged from our obligations on the Debt Securities of such series (other than certain continuing obligations specified in the Indenture relating to the transfer of Debt Securities, the replacement of temporary or mutilated, lost or stolen Debt Securities and the place we maintain for payments on the Debt Securities) or to be discharged from our obligations with respect to the Debt Securities of such series under certain covenants.

         Notwithstanding the deposit of funds and/or United States government obligations described above, in order to effect defeasance or covenant defeasance, the Indenture requires us to deliver to the trustee an opinion of counsel that the contemplated defeasance or covenant defeasance will not cause the holders of Debt Securities of the relevant series to recognize income, gain or loss for Federal income tax purposes.

MODIFICATION AND WAIVER

         Under the Indenture, Ambac and the trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests of the holders of Debt Securities of a series without the consent of those holders. Ambac and the trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of Debt Securities with the consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of all affected series (voting together as one class). However, any modification which would (i) change the maturity or reduce the principal amount of any Debt Securities, reduce their interest rate or extend the time of interest payments, reduce any amount payable upon redemption of such Debt Securities or impair or affect the right of any holder of Debt Securities to institute suit for payments on the Debt Securities or (ii) make certain changes to the requirements for modification of the Indenture or any supplemental indenture, requires the consent of each holder of Debt Securities that would be affected by the modification. In addition, no supplemental indenture may directly or indirectly modify the Indenture in any manner which might alter the subordination of outstanding Subordinated Debt Securities.

         The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of all series (voting together as one class) to waive our compliance with certain covenants contained in the Indenture.

PAYMENT AND PAYING AGENTS

         We will make payment of principal of, premium (if any) and interest on Debt Securities at the place we designate. We may, at our option, make payments of interest by check mailed to the address of the person entitled to receive such interest payment according to the register for the Debt Securities or by transfer to an account of such person. Interest payments will be made to the person in whose name a Debt Security is registered as of a certain number of days prior to the relevant payment date. Although we may designate additional paying agents or remove paying agents, we will at all times maintain a paying agent in each place we designate for payment.

         If the Debt Securities are represented by global certificates, payments on them will be made to DTC (as defined in the next paragraph).

DENOMINATIONS, REGISTRATIONS AND TRANSFER

         Unless we tell you otherwise in an accompanying prospectus supplement, Debt Securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company ("DTC"). In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

         A holder of Debt Securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

         o DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act and no successor depositary has been appointed for 90 days;

         o We determine, in our sole discretion, that the global security shall be exchangeable; or

         o     an Event of Default has occurred and is continuing.

         If Debt Securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such Debt Securities will only be permitted in such minimum denomination. Transfers of Debt Securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by Ambac under the Indenture. Exchanges of Debt Securities for an equal aggregate principal amount of Debt Securities in different denominations may be also be made at such locations.

GOVERNING LAW

         The Indenture and Debt Securities will be governed by the laws of New York.

OUR RELATIONSHIP WITH THE TRUSTEE

         The trustee under the Indenture, The Chase Manhattan Bank, occasionally acts as trustee in connection with obligations insured by Ambac Assurance. We also have other business dealings with The Chase Manhattan Bank and its affiliates in its capacity as a commercial bank.

                           PLAN OF DISTRIBUTION

         We may sell Debt Securities (a) through underwriters or dealers;
(b) directly to one or more purchasers; or (c) through agents. The relevant prospectus supplement will include the names of underwriters, dealers or agents retained. The prospectus supplement also will include the purchase price or prices of the Debt Securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation.

         The underwriters will acquire the Debt Securities for their own account. They may resell the Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Underwriters, dealers, and agents that participate in the distribution of the Debt Securities may be underwriters as defined in the Securities Act of 1933 ("Securities Act"), and any discounts or commissions received by them from Ambac and any profit on the resale of the Debt Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

         We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                              LEGAL OPINIONS

         Richard B. Gross, who is Ambac's General Counsel, will issue an opinion about the legality of the Debt Securities. Underwriters and agents may have their own counsel.

                                 EXPERTS

         The consolidated financial statements of Ambac Financial Group, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 have been incorporated herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of Ambac Financial Group, Inc. issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.


      YOU SHOULD RELY ONLY ON THE INFORMATION             $ 250,000,000
CONTAINED IN OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS OR THE ACCOMPANYING
PROSPECTUS SUPPLEMENT.  WE HAVE AUTHORIZED             Debt Securities of
NO ONE TO PROVIDE YOU WITH DIFFERENT
INFORMATION.  WE ARE NOT MAKING AN OFFER OF
THESE SECURITIES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.                                          Ambac Financial
                                                          Group, Inc.
      YOU SHOULD NOT ASSUME THAT THE INFORMATION
CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS OR THE ACCOMPANYING PROSPECTUS
SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER
THAN THE DATE ON THE FRONT OF THE DOCUMENT.

     -----------------------


       TABLE OF CONTENTS                                _______________

                                             PAGE
                                                          PROSPECTUS
Where You Can Find Additional Information......4
Ambac Financial Group, Inc.....................6
Use of Proceeds................................7        _______________
Ratio of Earnings to Fixed Charges.............7
Description of the Debt Securities.............8
Plan of Distribution..........................17
Legal Opinions................................18            [DATE]
Experts.......................................18



                                 PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

            Filing Fee for Registration Statement (actual)......$73,750
            Legal Fees and Expenses.............................75,000
            Accounting Fees and Expenses........................20,000
            Printing and Engraving Fees.........................50,000
            Trustee's Fees and Expenses.........................10,000
            Miscellaneous....................................... 5,000
            Total..............................................$233,750

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Ambac may be indemnified by Ambac against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Ambac if he acted in good faith and in manner that he reasonably believed to be in or not opposed to the best interests of Ambac and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In addition, Article VII of the Amended and Restated Certificate of Incorporation of Ambac and Article IX of its By-laws authorize Ambac to indemnify any person entitled to be indemnified under law. If the legal proceeding, however, is by or in the right of Ambac, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Ambac unless a court determines otherwise.

      In addition, Ambac maintains a Directors' and Officers' liability insurance policy.

      Article VI of the Amended and Restated Certificate of Incorporation of Ambac provides that, to the fullest extent permitted by law, no director of Ambac will be personally liable for monetary damages to Ambac or its stockholders for any breach of fiduciary duty as a director.

ITEM 16.  EXHIBITS.

    Exhibit
      No.                    Description

       1.01    Form of Underwriting Agreement.*

       4.01 Indenture dated as of August 1, 1991, between the Company and The Chase Manhattan Bank, N.A., as Trustee (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No. 33-59290) filed with the Commission on March 9, 1993).

       5.01 Opinion of Richard B. Gross, Esq. regarding the legality of the securities being registered.

      12.01 Statement regarding computation of ratios of earning to fixed charges.

      23.01    Consent of KPMG Peat Marwick LLP.

      23.02 Consent of Richard B. Gross, Esq. (included in opinion filed as Exhibit 5.01).

       24 Powers of Attorney of certain officers and directors of Ambac Financial Group, Inc. (included on signature page).

      25.01 Statement of Eligibility on Form T-1 of The Chase Manhattan Bank, Trustee under the Indenture (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No. 33-59290) filed with the Commission on March 9, 1993).

----------------
*    To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


      Provided, however, that (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference to this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby further undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Ambac Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed below on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 2d day of January, 1998.

                                   Ambac Financial Group, Inc.


                                   By:    /s/   RICHARD B. GROSS
                                      Richard B. Gross, Senior
                                      Vice President, General Counsel
                                      and Secretary

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each Richard B. Gross and Frank J. Bivona, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2d day of January, 1998.


     Signature                                   Title


 /s/   PHILLIP B. LASSITER            Chairman, President, Chief Executive
________________________________        Officer and Director (Principal
       Phillip B. Lassiter              Executive Officer)


 /s/   FRANK J. BIVONA                Senior Vice President, Chief Financial
________________________________        Officer and Treasurer (Principal
       Frank J. Bivona                  Financial and Accounting Officer)


 /s/   MICHAEL A. CALLEN              Director
________________________________
       Michael A. Callen


 /s/   RENSO L. CAPORALI              Director
_________________________________
       Renso L. Caporali


 /s/   RICHARD DULUDE                 Director
_________________________________
       Richard Dulude


 /s/   W. GRANT GREGORY               Director
_________________________________
       W. Grant Gregory


 /s/   C. RODERICK O'NEIL             Director
_________________________________
       C. Roderick O'Neil


                             EXHIBIT INDEX


ITEM 16.  EXHIBITS.


      Exhibit
        No.           Description

       1.01    Form of Underwriting Agreement.**

       4.01 Indenture dated as of August 1, 1991, between the Company and The Chase Manhattan Bank, N.A., as Trustee (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No. 33-59290) filed with the Commission on March 9, 1993).

       5.01 Opinion of Richard B. Gross, Esq. regarding the legality of the securities being registered.

      12.01 Statement regarding computation of ratios of earning to fixed charges.

      23.01    Consent of KPMG Peat Marwick LLP.

      23.02 Consent of Richard B. Gross, Esq. (included in opinion filed as Exhibit 5.01).

       24 Powers of Attorney of certain officers and directors of Ambac Financial Group, Inc. (included on signature page).

      25.01 Statement of Eligibility on Form T-1 of The Chase Manhattan Bank, Trustee under the Indenture (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No. 33-59290) filed with the Commission on March 9, 1993).



---------------
 **    To be filed by amendment.